UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On December 15, 2006, the Compensation Committee of our Board of Directors (i) adopted an annual contingent cash compensation program for all of our employees (whom we refer to as Citizen-Owners), including our Chief Executive Officer, President & Chief Scientific Officer and Executive Vice President & Chief Business Officer (whom we refer to as our named executive officers), and (ii) determined the base salaries, effective as of January 1, 2007, of our named executive officers.

We previously did not make any contingent cash compensation awards; rather, we made annual stock option grants to all of our Citizen-Owners based on corporate and individual performance. We are retaining the practice of granting stock options to all Citizen-Owners based on individual performance, but are replacing the program in which stock options are granted based on corporate performance with the contingent cash compensation program.

The aggregate amount of cash available for award under this program is a function of our achievement of the annual goals approved by our Board of Directors in the areas of research and development, business, organization, and finance and operations. For our named executive officers, this amount is set at the following percentages of base salary based on the Compensation Committee’s determination of whether these goals were achieved at levels that meet industry standards, meet our expectations or exceed our expectations:

	Available Amounts as a Percentage of Base Salary
	< Industry Standards	Meets Industry Standards	Meets Expectations	Exceeds Expectations
Chief Executive Officer	0%	30%	40%	50%

Other Named Executive Officers	0%	25%	30%	35%

Once the aggregate amount available for award is established, the Compensation Committee then determines how much of this amount to award to each of our named executive officers based upon corporate and individual performance. For our Chief Executive Officer, corporate performance accounts for 90% of the award, while individual performance accounts for 10% of the award. For our other named executive officers, corporate performance accounts for 80% of the award, while individual performance accounts for 20% of the award. The Compensation Committee intends to make awards to our named executive officers under the annual contingent cash compensation program in the first quarter of 2007 in connection with our annual performance evaluation process.

The 2007 base salaries established for our named executive officers are as follows:

2007 Base Salary
Steven H. Holtzman Chief Executive Officer	$450,000

Julian Adams President & Chief Scientific Officer	$375,000

Adelene Q. Perkins Executive Vice President & Chief Business Officer (principal financial officer)	$350,000

Additional information regarding the compensation of our directors and executive officers will be included in our proxy statement to be filed in connection with our annual meeting of stockholders to be held in May 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: December 20, 2006	By:	/s/ Steven H. Holtzman
Steven H. Holtzman
Chief Executive Officer